Exhibit 23.1
                                                                    ------------


            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of SEACOR Holdings Inc. for the registration of common stock and to the incorporation by reference therein of our reports dated February 26, 2007, with respect to the consolidated financial statements and schedule of SEACOR Holdings Inc., SEACOR Holdings Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of SEACOR Holdings Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP
                                    Certified Public Accountants


Fort Lauderdale, Florida
March 12, 2007